Exhibit 99.2

news release

Media Hotline: 1-888-326-6694
Consumer Resource Center: 1-800-732-6643

Contact: Janis Smith
202-752-6673

Number: 4004

Date: May 9, 2007

Fannie Mae Files Form 12b-25 with the SEC

WASHINGTON, DC — Fannie Mae (FNM/NYSE) today filed a Form 12b-25 with the U.S. Securities and Exchange Commission (SEC) to report that it will not timely file its Quarterly Report on Form 10-Q for the quarter ended March 31, 2007.

The reasons for the delay are discussed fully in the Form 12b-25. The Form 12b-25 also contains an update on the company’s business. The full text of Fannie Mae’s Form 12b-25 may be found on the company’s Web site at www.fanniemae.com/ir, or the SEC’s EDGAR site at www.sec.gov.

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Fannie Mae is a shareholder-owned company with a public mission. We exist to expand affordable housing and bring global capital to local communities in order to serve the U.S. housing market.  Fannie Mae has a federal charter and operates in America’s secondary mortgage market to ensure that mortgage bankers and other lenders have enough funds to lend to home buyers at low rates. Our job is to help those who house America.